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                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                (With Amendment)

                                       OF

                               FARAH INCORPORATED


         1. FARAH INCORPORATED, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

         2. The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

                                 ARTICLE ELEVEN

                 A director of the corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Texas Miscellaneous Corporation Laws Act as currently in effect or as the same may hereafter be amended.

                 No amendment, modification or repeal of this Article Eleven shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

         3. Each such amendment made by these restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 8th day of March, 1988.
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         4.      The number of shares outstanding was 5,906,162; the number of shares entitled to vote on the restated articles of incorporation as so amended was 5,906,162; the number of shares voted for such restated articles of incorporation as so amended was 4,822,208; and the number of shares voted against such restated articles of incorporation as so amended was 360,574.

         5. The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof as further amended as above set forth:

                                  ARTICLE ONE

                 The name of the Corporation is Farah Incorporated.

                                  ARTICLE TWO

                 The period of the Corporation's duration is perpetual.

                                 ARTICLE THREE

                 The purpose or purposes for which the Corporation is organized are: To engage in any commercial, mercantile, industrial, manufacturing, merchandising, transportation, marine, exploration, mining, agricultural, research, licensing, servicing or agency business not prohibited by law, and any, some or all of the foregoing.

                                  ARTICLE FOUR

                 The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares, all of which shall be common stock (par value $4 per share).

                                  ARTICLE FIVE

                 The post office address of its registered office is 8889 Gateway West, El Paso, Texas, and the name of its registered agent at such address is William F. Farah.





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                                 ARTICLE SEVEN

                 The names and addresses of the directors are:


           Names                                          Address
 Wm. F. Farah                                 8889 Gateway West, El Paso, TX 79925
 James C. Farah                               8889 Gateway West, El Paso, TX 79925
 Haleen Farah                                 8889 Gateway West, El Paso, TX 79925
 Robert N. Farah                              8889 Gateway West, El Paso, TX 79925
 H. Tati Santiesteban                         747 E. San Antonio, El Paso, TX 79901
 Mel L. Bacharach                             8889 Gateway West, El Paso, TX 79925
 Charles C. Wood                              8889 Gateway West, El Paso, TX 79925
 Sylvan Landau                                8889 Gateway West, El Paso, TX 79925
 Christopher L. Carameros                     8889 Gateway West, El Paso, TX 79925
 Daniel S. Prentice                           8889 Gateway West, El Paso, TX 79925
 Steven M. Miska                              8889 Gateway West, El Paso, TX 79925
 Alan R. Kahn                                 8889 Gateway West, El Paso, TX 79925

                                 ARTICLE EIGHT

                 The stockholders of the Corporation shall not be entitled to any preemptive right to acquire unissued or treasury shares of the Corporation.

                                  ARTICLE NINE

                 Each outstanding share of common stock shall be entitled to one vote on all matters submitted to a vote at a meeting of stockholders. The stockholders of the Corporation shall not be entitled to the right of cumulative voting.

                                  ARTICLE TEN

                 A director of the corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Texas Miscellaneous Corporation Laws Act as currently in effect or as the same may hereafter be amended.

                 No amendment, modification or repeal of this Article Ten shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.





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                 Dated:  the  17th  day of March, 1988.

                                           FARAH INCORPORATED


                                           By:  /s/ James C. Farah
                                              -------------------------
                                              James C. Farah, President


                                           By:  /s/ Jack R. Green
                                              -------------------------
                                              Jack R. Green, Secretary


State of Texas            )
                          )
County of El Paso         )

         I, J. Crawford Kerr, a Notary Public, do hereby certify that on this 17 day of March, 1988, personally appeared before me James C. Farah and Jack
R. Green, the President and Secretary, respectively, of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that they signed the foregoing document in the capacities therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.


                                             /s/ J. Crawford Kerr
                                           ----------------------------
                                           Notary Public in and for the
                                                State of Texas


                                           J. Crawford Kerr
                                           Notary Public State of Texas
                                           My Commission Expires: 10-2-88





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